UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 15, 2009

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industry Drive, Boerne, TX	78006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 737-6600

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2009, our Board of Directors accepted the resignation of Raymond Armstrong, as a director of our Company. On June 16, 2009, the Board appointed Dan Gostylo as a director.

Mr. Gostylo is a co-founder, principal and broker with Providence Commercial Real Estate Services in San Antonio, Texas.  Prior to co-founding Providence Commercial in 1991, Mr. Gostylo was a commercial real estate investment broker with Coldwell Banker Commercial’s office in San Antonio for seven years.  As a licensed commercial real estate broker in the State of Texas, Mr. Gostylo has over 25 years experience in handling commercial real estate transactions, primarily office and industrial, by representing tenants, landlords, buyers and sellers in numerous complex negotiations.  He is a past-president (2004) of CORFAC International, an affiliation of commercial brokerage firms from all across North and South America, and he continues to serve CORFAC as chairman of the Affiliation Development Committee. Mr. Gostylo is a graduate of Princeton University where he earned a bachelor’s degree in chemical engineering in 1976.

Item 9.01.

Financial Statements and Exhibits.

99.1	Resignation notification issued by Raymond Armstrong on June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tootie Pie Company, Inc.
(Registrant)
Date:	June 17, 2009

/s/ Don L. Merrill, Jr.
(Signature)
Don L. Merrill, Jr.
President and Chief Executive Officer